UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2020

GTJ REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-136110	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Hempstead Avenue, West Hempstead, New York 11552
(Address of principal executive offices) (Zip Code)

 (516) 693-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_____________________________________________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On or about March 30, 2020, GTJ REIT, Inc. (the “Company”) will send a letter to stockholders regarding recent developments surrounding the COVID-19 pandemic, including the suspension of the Company’s Share Redemption Program (“SRP”) and termination of the Company’s issuer tender offer that was set to expire on March 31, 2020 (the “Offer”).  A copy of the letter is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”), the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01. Other Events

Suspension of Share Redemption Program

On March 27, 2020, the Company’s board of directors (the “Board”) unanimously approved suspending repurchases under the SRP effective as of May 1, 2020.  The Board determined that it was in the best interests of the Company to suspend the SRP in order to preserve financial flexibility in light of current uncertainty resulting from the COVID-19 pandemic.  The Board will reassess the Company’s ability to recommence the SRP in future periods and will notify stockholders of any such recommencement.  Any unprocessed requests will automatically roll over to be considered for repurchase when the Company reopens the SRP, unless such requests are withdrawn in accordance with the terms of the SRP.

Termination of Issuer Tender Offer

As reported in Amendment No. 4 to the Tender Offer Statement on Schedule TO filed with the SEC on March 30, 2020, the Company announced that it has terminated the previously announced Offer as a result of certain conditions to the Offer not having been satisfied.  As a result of this termination, no shares of the Company’s common stock, par value $0.0001 per share (“Shares”), will be purchased in the Offer and all Shares previously tendered and not withdrawn will be promptly returned to tendering holders.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

99.1 Letter to Stockholders, dated March 30, 2020

Cautionary Statement Regarding Forward-Looking Statements

This Current Report Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws.  Forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. The information contained in the forward looking statements is inherently uncertain, and the Company’s actual results may differ materially due to a number of factors, many of which are beyond the Company’s ability to predict or control, including, among many others, uncertainties relating to changes in general economic and real estate conditions, uncertainties related to the impact of the recent outbreak of COVID-19, uncertainties relating to the implementation of our real estate investment strategy, uncertainties relating to financing availability and capital proceeds, uncertainties relating to the closing of property acquisitions or dispositions, uncertainties related to the timing and availability of distributions, as well as other risks and uncertainties that could affect the Company’s future operating results which are more fully described in the Company’s Securities and Exchange Commission filings, including the Annual Report Form 10-K for the year ended December 31, 2019, as supplemented by our subsequent filings under the Securities Exchange Act of 1934, as amended. These filings are available at www.sec.gov. The Company expressly disclaims any obligation to update or revise these or any other forward-looking statements to reflect any change in expectations or change in events, conditions, or circumstances on which any such statement is based, unless otherwise required by law.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTJ REIT, Inc.

Date: March 30, 2020	By:	/s/ Louis Sheinker
Louis Sheinker
President and Chief Operating Officer